Amendment

dated February 14, 2013,

to the

Distribution Plan – A-Class Shares

of

Rydex Series Funds,

dated November 5, 2001,

as Amended

EXHIBIT A

Rydex Series Funds

Distribution Fees – A-Class Shares

Rydex Series Funds

Nova Fund

Inverse S&P 500® Strategy Fund

NASDAQ-100® Fund

Inverse Government Long Bond Strategy Fund

Mid-Cap 1.5x Strategy Fund

Inverse NASDAQ-100® Strategy Fund

Government Long Bond 1.2x Strategy Fund

Russell 2000® 1.5x Strategy Fund

Europe 1.25x Strategy Fund

S&P 500® Pure Value Fund

S&P 500® Pure Growth Fund

S&P MidCap 400® Pure Value Fund

S&P MidCap 400® Pure Growth Fund

Inverse Mid-Cap Strategy Fund

S&P SmallCap 600® Pure Value Fund

S&P Small-Cap 600® Pure Growth Fund

Inverse Russell 2000® Strategy Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

U.S. Long Short Momentum Fund

Multi-Hedge Strategies Fund

Banking Fund

Basic Materials Fund

Biotechnology Fund

Commodities Strategy Fund

Consumer Products Fund

Electronics Fund

Energy Fund

Energy Services Fund

Financial Services Fund

Health Care Fund

Internet Fund

Leisure Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

S&P 500® Fund

Russell 2000® Fund

All-Asset Moderate Strategy Fund

All-Asset Conservative Strategy Fund

All-Asset Aggressive Strategy Fund

Managed Futures Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund

Japan 2x Strategy Fund

Managed Commodities Strategy Fund

Event Driven and Distressed Strategies Fund

International 2x Strategy Fund

Inverse International 2x Strategy Fund

Emerging Markets 2x Strategy Fund

Inverse Emerging Markets 2x Strategy Fund

Global Managed Futures Strategy Fund

Emerging Markets Bond Strategy Fund

Additions are noted in bold.

Distribution Fees

Distribution Services                                         twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.